UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

RED ROCK RESORTS, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☐	Fee paid previously with preliminary materials.

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Your Vote Counts RED ROCK RESORTS, INC. 2023 Annual Meeting Vote by June 7, 2023 11:59 PM ET RED ROCK RESORTS, INC. 1505 SOUTH PAVILION CENTER DRIVE LAS VEGAS, NV 89135 V12354-P90992 You invested in RED ROCK RESORTS, INC. and it’s time to vote You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 8, 2023. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting them prior to May 25, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. PV For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* June 8, 2023 1:00 p.m., PDT Virtually at: www.virtualshareholdermeeting.com/RRR2023 *Please check the meeting materials for any special requirements for meeting attendance. V1.1

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends Company Proposal: Proposal 1—Election of 5 director nominees Nominees: 01) Frank J. Fertitta III 02) Lorenzo J. Fertitta 03) Robert A. Cashell, Jr. 04) Robert E. Lewis 05) James E. Nave, D.V.M. For Company Proposal: Proposal 2—Advisory vote to approve the compensation of our named executive officers. For Company Proposal: Proposal 3—Advisory proposal regarding the frequency of future say-on-pay votes. 1 Year Company Proposal: Proposal 4—Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023. For Company Proposal: Proposal 5—Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by Delaware law. For Stockholder Proposal: Proposal 6—A stockholder proposal regarding a Board diversity report. Against NOTE: Such other business as may properly come before the meeting or any adjournment thereof will be voted on by the proxy holders in their discretion. If the proxy is signed and returned, it will be voted in accordance with your instructions. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V12355-P90992